As filed with the Securities and Exchange Commission on June 4, 2009

                                                     Registration No. 333-128697
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                  POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2/A
                                   ON FORM S-1
                            SEC FILE NO.: 333-128697

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              WOLF RESOURCES, INC.
                 (Name of small business issuer in its charter)


            NEVADA                          1000                 20-2414965
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


                              Wolf Resources, Inc.
                            Graeme McNeill, President
                                 564 Wedge Lane
                                Fernley, NV 89408
                            Telephone: (403) 585-9144
                              Fax: (403) 770-8467
          (Address and telephone number of principal executive offices)


                                Robert C. Harris
                                 564 Wedge Lane
                                Fernley, NV 89408
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company  [X]
(Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF EACH                          PROPOSED        PROPOSED
  CLASS OF                             MAXIMUM         MAXIMUM
 SECURITIES           DOLLAR           OFFERING       AGGREGATE       AMOUNT OF
   TO BE           AMOUNT TO BE       PRICE PER        OFFERING     REGISTRATION
 REGISTERED         REGISTERED         SHARE (1)       PRICE (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock         $45,000            $0.01          $45,000           $5.30
================================================================================
(1)  Based on the last sales price on July 27, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS


                              WOLF RESOURCES, INC.

                                4,500,000 SHARES
                                  COMMON STOCK

                                   ----------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.


Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB".

                                   ----------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-8.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   PROSPECTUS

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary .....................................................................  3
Risk Factors ................................................................  5
     -    If we do not obtain additional financing, our business will fail ..............................................................  5
     -    Because we have only recently commenced business operations, we
          Face a high risk of business failure ..............................  6
     -    We expect to incur significant losses in the foreseeable future....  6
     -    Because the claim is held in trust, we may incur costs if the trustee becomes bankrupt or transfers the claims to a third party..  6
     -    Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ..............................................................  7
     -    We need to continue as a going concern if our business is to succeed and Our independent auditor has raised doubt about our ability to continue as a going concern ............................  7
     -    There is a risk that we will lose all rights to the claim if we fail to renew by the expiry date................................  7
     -    Because of the inherent dangers involved in mineral
          exploration, there is a risk that we may incur liability or damages as we conduct our business ................................  7
     -    Even if we discover commercial reserves of precious metals on the Copper Road I - VI claim, we may not be able to
          successfully obtain commercial production .........................  8
     -    If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected ..........................................................  8
     -    Because management has no technical experience in mineral
          exploration, our business has a higher risk of failure.............  8
     -    Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail ..........  9
     -    If a liquid market for our common stock does not develop,
          shareholders may be unable to sell their shares ...................  9
     -    A purchaser is purchasing penny stock which limits the
          ability to sell stock .............................................  9
Use of Proceeds .............................................................  9
Determination of Offering Price ............................................. 10
Dilution .................................................................... 10
Selling Securityholders ..................................................... 10
Plan of Distribution ........................................................ 14
Description of Securities ................................................... 15
Interest of Named Experts and Counsel ....................................... 16
Description of Business ..................................................... 17
Description of Property ..................................................... 21
Legal Proceedings ........................................................... 21
Market for Common Equity and Related Stockholder Matters .................... 21
Financial Statements ........................................................ 23
Plan of Operations .......................................................... 23
Directors, Executive Officers, Promoters and Control Persons ................ 25
Executive Compensation ...................................................... 26
Security Ownership of Certain Beneficial Owners and Management .............. 26
Certain Relationships and Related Transactions .............................. 27
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities ............................................................ 27

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are in the business of mineral property exploration. We are currently in the start-up phase of operations. Our sole mineral property asset is a mineral claim known as the Copper Road I - VI claim, located Approx 2 Kilometers East of Deep Water Bay (N.T.S. 92K/03W) Quadra Island of British Columbia. Pursuant to a Mineral Property Purchase Agreement dated March 3, 2005, we acquired a 100% undivided right, title and interest in and to the property. The owner of the Copper Road I - VI claim and the grantor of the purchase is Larry Sostad of Vancouver, British Columbia.

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Sostad is currently our Trustee and is holding the Copper Road I - VI property in his name for our benefit. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extra-provincial company in British Columbia. We can request that the claims be registered in our name at any time.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts. The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the property itself or to seize the claims after obtaining judgment.


The Copper Road I - VI claim consists of one mineral claim comprising 150 hectares. It is currently recorded under Tenure Number 526652. The original claim was created on March 3, 2005 and renewed under Tenure Number 526652 on January 30, 2005. The claim and is in good standing until January 30, 2010. The claims are owned as to 100% by the Company which entitles the Company to the sub-surface mineral rights. The company does not have any interest in the surface rights. To maintain the ownership of the claims, the company is obligated to either complete exploration work of one hundred dollars per cell per year (i.e. $600.00 per year) for the first three years commencing March 3, 2005, thence two hundred dollars per cell (i.e. $1,200) per year thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date. There is no other cost associated with the annual renewal of the Company's claim. We have complied with these requirements to date. However, if we fail to renew the claim at the expiry of the claim's tenure, we may lose rights to renew altogether, which would leave the Company void of its major asset.


Our objective is to conduct mineral exploration activities on the Copper Road I
- VI claim in order to assess whether it possesses economic reserves of minerals such as gold, copper and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program, which is broken down into four phases, is designed to search for an economic mineral deposit. The four phases encompass compilation and analysis of previous exploration data, investigation of anomalous areas, localized general and detailed magnetometer and soil surveys, and testing diamond drilling of targets delineated within the potential exploration sites.

Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Copper Road I - VI claim does not contain any reserves and funds that we spend on exploration will be lost.

We were incorporated on February 22, 2005 under the laws of the state of Nevada. Our principal offices are located at 564 Wedge Lane, Fernley, NV 89408 Our telephone number is (403) 585-9144.


THE OFFERING:

SECURITIES BEING OFFERED     Up to 4,500,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our shares at
                             $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             4,500,000 shares of common stock have been sold,
                             the shares no longer need to be registered to be
                             sold or we decide to terminate the registration of
                             the shares.
SECURITIES ISSUED
AND TO BE ISSUED             8,500,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.


Our stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB".

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET

                                      July 31, 2008         April 30, 2009
                                      -------------         --------------
                                        (audited)            (unaudited)

     Cash                                $   358               $  1,160
                                         -------               --------
     Total Assets                        $   358               $  1,160
                                         -------               --------
     Liabilities                         $ 7,247               $ 37,570
                                         -------               --------
     Total Stockholders' Equity          $(6,889)              $(36,410)
                                         =======               ========

STATEMENT OF OPERATIONS

                                              From Incorporation on
                                       February 22, 2005 to April 30, 2009
                                                  (unaudited)
                                                  -----------

     Revenue                                      $        0
     Net Loss and Deficit                         $ (103,410)
                                                  ==========


Our auditors have issued a going concern opinion, which is set forth in Note 1 to the audited Financial Statements included in this Registration Statement.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Copper Road I - VI claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Copper Road I - VI claim. Our current exploration program consists of four phases. The actual cost for phase one was $6,300 and the estimated cost for phase two is $6,300. The estimated cost to complete phases three and four are $12,600 and $29,400 respectively.

While we had sufficient funds to conduct phase one of our exploration program, we will require additional financing in order to commence phase II and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Copper Road I - VI claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. Further, if we complete our current exploration program and are successful in identifying mineral deposits, substantial funds will be required on further drilling and engineering studies to ascertain whether we have commercially viable mineral deposit or reserve.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.


BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have completed Phase I exploration and received an updated geological report based on the results of Phase I from our professional consulting geologist. However, since we have not conducted the remaining phases of exploration recommended in our June 30, 2005 or July 17, 2006 geological reports, we have no way to evaluate the likelihood that our business will be successful.

We were incorporated on February 22, 2005 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.


WE EXPECT TO INCUR SIGNIFICANT LOSSES IN THE FORESEEABLE FUTURE.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. For example, completion of exploration phase two is estimated to cost us $6,300.
We have received positive results from phase I exploration. If we receive positive results from phase two, we expect to incur additional costs estimated of $12,600 to complete exploration phase three and $29,400 for completion of phase four. We do not expect to receive any income while conducting the above-mentioned exploration phases. We therefore expect to incur significant losses into the foreseeable future.

BECAUSE THE CLAIM IS HELD IN TRUST, WE MAY INCUR COSTS IF THE TRUSTEE BECOMES BANKRUPT OR TRANSFERS THE CLAIMS TO A THIRD PARTY

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. Mr. Sostad is currently our Trustee and is holding the Copper Road I - VI property in his name for our benefit. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extra-provincial company in British Columbia. We can request that the claims be registered in our name at any time.

If the trustee becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts. The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the property itself or to seize the claims after obtaining judgment.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral property containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Copper Road I - VI claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


The report of our independent accountant to our audited financial statements for the period ended July 31, 2008 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception, we are likely to incur further losses in the development of our business and that we are dependent upon obtaining adequate financing and generating profitable operations.


THERE IS A RISK THAT WE WILL LOSE ALL RIGHTS TO THE CLAIM IF WE FAIL TO RENEW BY THE EXPIRY DATE.


The Copper Road I - VI claim consists of one mineral claim comprising 150 hectares. It is currently recorded under Tenure Number 526652. The original claim was created on March 3, 2005 and renewed under Tenure Number 526652 on January 30, 2007. We have renewed the claim on an annual basis. The claim is presently in good standing until January 30, 2010. The claims are owned as to 100% by the Company which entitles the Company to the sub-surface mineral rights. The company does not have any interest in the surface rights. To maintain the ownership of the claims, the company is obligated to either complete exploration work of one hundred dollars per cell per year (i.e. $600.00 per year) for the first three years commencing March 3, 2005, thence two hundred dollars per cell (i.e. $1,200) per year thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date. There is no other cost associated with the annual renewal of the Company's claim. We have diligently renewed our claim annually. However, if we fail to renew the claim at the expiry of the claim's tenure, we may lose rights to renew altogether, which would leave the Company void of its major asset.


BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE COPPER ROAD I
- VI CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Copper Road I - VI claim does not contain any known bodies of mineralization. If we complete our current exploration program and are successful in identifying mineral deposits, substantial funds will be required on further drilling and engineering studies to ascertain whether we have commercially viable mineral deposit or reserve. In addition, if our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Copper Road I - VI property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our officers or directors has any technical training or experience in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm due to management's lack of training and experience in this industry.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.


Our president, Mr. Graeme McNeill only spends approximately 10% of his business time providing his services to us. While Mr. McNeill presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. McNeill from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A LIQUID MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no liquid market for our common stock and no certainty that such a market will develop. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB", However, our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.


A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE


The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             SELLING SECURITYHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

     1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and was completed on July 3, 2005; and
     2. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and was completed on July 27, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Carolyn Roberts                250,000           250,000              Nil             Nil
63-52A Street
Delta, BC  V4M2Z6

William Roberts                250,000           250,000              Nil             Nil
63-52A Street
Delta, BC  V4M2Z6

Lori Kliman                    250,000           250,000              Nil             Nil
1506-989 Richards St
Vancouver, BC V6B6R6

James Etherington              250,000           250,000              Nil             Nil
909-1068 Hornby St
Vancouver, BC V6Z2Y7

Beulah Harriot                 250,000           250,000              Nil             Nil
217-330 E. 7th Avenue
Vancouver, BC V7T4K5

Todd Czarnecki                 250,000           250,000              Nil             Nil
6352 Caminito Luisito
San Diego, CA 92111

Terri Proctor                  250,000           250,000              Nil             Nil
1457 Pacific St
Redlands, CA 92373

Janet Eisele                   250,000           250,000              Nil             Nil
6051 Las Nubes Drive
Las Vegas, NV 89142

John Kovacevic                 100,000           100,000              Nil             Nil
5773 Seaview Rd
W. Vancouver, BC V7W1P9

Stuart Omsen                   100,000           100,000              Nil             Nil
853 West 17th Ave
Vancouver, BC V5Z1V3

Paul Rickman                   100,000           100,000              Nil             Nil
2574 Byron Rd
N. Vancouver, BC V7H1M2

Stephen Rickman                100,000           100,000              Nil             Nil
1506-121 W. 15th St
N. Vancouver, BC V7M1R8

George Rickman                 100,000           100,000              Nil             Nil
786 Edgewood Rd
N. Vancouver, BC V7R1Y4

James Ward                     100,000           100,000              Nil             Nil
2144 Whitman Ave
N. Vancouver, B.C. V7H2C5

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Adrian Crawford                100,000           100,000              Nil             Nil
1-1155 Melville St
Vancouver, B.C. V6E4C4

Beverley Paterson              100,000           100,000              Nil             Nil
17365 SW 13th St
Pembroke Pines, FL 33029

Dan Perko                      100,000           100,000              Nil             Nil
701-183 Keefer Pl
Vancouver, B.C. V6B6B9

Meredith Powel                 100,000           100,000              Nil             Nil
507-1383 Marina Side Crescent
Vancouver, B.C. V6Z2W9

Shanon Rickman                 100,000           100,000              Nil             Nil
415-3608 Deercrest Dr.
N. Vancouver, B.C. V7G2S8

Tom Byrne                      100,000           100,000              Nil             Nil
1107-1250 Burnaby St
Vancouver, BC V6E1P6

Don Histed                     100,000           100,000              Nil             Nil
343-2655 Cranberry Dr.
Vancouver, BC V6K4V5

Carol Dahlberg                 100,000           100,000              Nil             Nil
842 Cedros Ave
Solana Beach, CA 92075

Ben Bohl                       100,000           100,000              Nil             Nil
842 Cedros Ave
Solana Beach, CA 92075

Diane McDaniel                 100,000           100,000              Nil             Nil
2263 E. Mercer Ln
Phoenix, AZ 85028

Danny Love                     100,000           100,000              Nil             Nil
76 F Street
Chula Vista, CA 91910

Barbara Daly                   100,000           100,000              Nil             Nil
2961 Columbia St. #16
San Diego, CA 92103

Laurel O'Neill                 100,000           100,000              Nil             Nil
PO Box 17724
San Diego, CA 92177

Edith Reyes                    100,000           100,000              Nil             Nil
2640 Tablerock Ave
Chula Vista, CA 91914

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Vanesa Trester                  50,000            50,000              Nil             Nil
404-1850 W. 8th Ave
Vancouver, B.C. V6J5G3

Patti Ransom                    50,000            50,000              Nil             Nil
401-1107 Homer St
Vancouver, BC V6B2Y1

Tina Marie Steen                50,000            50,000              Nil             Nil
583 E. 27th Ave
Vancouver, B.C. V5V2K7

Michelle Boey                   50,000            50,000              Nil             Nil
504-2288 Pine St
Vancouver, BC V6J5G4

Barb Dean                       50,000            50,000              Nil             Nil
2345 Cotswold Crescent
Unit 21
Burlington, ON L7P4S4

Robert Stoikos                  50,000            50,000              Nil             Nil
5233 Thornburn Dr.
Burlington, ON  L7L6R3

Jenna Kelly                     50,000            50,000              Nil             Nil
102-1812 W. 7th Ave
Vancouver, BC V6J1S8

Laura Homiston                  50,000            50,000              Nil             Nil
1222 1/2Locust St
San Diego, CA 92106

Karen Neudecker                 50,000            50,000              Nil             Nil
313 Glen Creek Dr.
Bonita, CA 91902

Melissa Granados                50,000            50,000              Nil             Nil
3752 Mykonos Ln
Suite 107
San Diego, CA 92130

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
     (2)  has ever been one of our officers or directors; or
     (3)  is a broker-dealer or affiliate of a broker dealer.


Shareholder, Beverly Paterson, is the owner of 100,000 shares. She is the mother of our former President and Director, Christopher Paterson.


                              PLAN OF DISTRIBUTION


There is presently no liquid, public market for our common stock. Our stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB". However, we can provide no assurance that our shares will have a market value or that a market for our securities can be sustained if developed.


The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.


The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144 once the company has ceased to be designated as a "shell company" for at least one year.


We are bearing all costs relating to the registration of the common stock. These are estimated to be $6,553.30. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.


                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 120,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of June o, 2009, there were 8,500,000 shares of our common stock issued and outstanding that are held by 40 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer CPA P.C., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

IN GENERAL

We have commenced operations as an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Pursuant to a Mineral Property Purchase Agreement dated March 3, 2005, we acquired a 100% undivided right, title and interest in a total of six mineral claim cells, known collectively as the Copper Road I - VI claim, covering 150 hectacres and located Approx 2 Kilometers East of Deep Water Bay (N.T.S. 92K/03W) Quadra Island of British Columbia. We have renewed our original claim to Copper Road I-VI, which is effective until January 30, 2010. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we have completed and evaluated each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that phase. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. We have completed the initial phase of exploration on the Copper Road I - VI claim. Our professional consulting geologist, Mr. Laurence Sookochoff, has provided his geological report for the results of Phase I exploration. Pursuant to the Phase I results, he has recommended that we initiate Phase II of our exploration program, which will consist of localized magnetometer and soil surveys over the prime indicated anomalous zones. The additional work program is estimated to cost U.S. $7,500 and further work will be dependent on the results of the recommended additional program.

Our plan of operation is to conduct exploration work on the Copper Road I - VI claim in order to ascertain whether it possesses economic quantities of copper and precious metals. There can be no assurance that an economic mineral deposit exists on the Copper Road I - VI claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Copper Road I - VI claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS

The Copper Road I - VI claim property is located on Quadra Island, which is between Vancouver Island and British Columbia's mainland, within three kilometres off the east coast of Vancouver Island. The coordinates of the property are 125(degree) 18' 05" W Longitude and 50(degree) 11' 05" N Latitude in the Nanaimo Mining Division, within Map Sheet NTS 082K03W. The property is accessible by ferry from the city of Campbell River to Quathiaski Cove on Quadra

Island, then inland by road approximately 21 kilometres. Facilities and skilled population Campbell River are readily available and will provide all the necessary services needed for property exploration. According to the report provided by Mr. Sookochoff, sufficient water for all phases of the exploration program could be available from numerous water courses within the confines of the property.

THE COPPER ROAD I - VI PROPERTY PURCHASE AGREEMENT

On March 3, 2005, we entered into an agreement with Larry Sostad of Vancouver, British Columbia, whereby he sold a 100% undivided right, title and interest in and to the Copper Road I - VI mineral claim for $3,500.

The Copper Road I - VI claim consists of one mineral claim comprising a six cell claim block with an area of approximately 150 hectacres. The property includes a mineralized shear zone from which historic production of some 4,736 tonnes of mineralized material was reportedly mined from which approximately 87,181 grams silver, 716 grams gold, and 182,729 kilograms of copper were recovered.

To maintain the ownership of the claims, we are obligated to either complete exploration work of one hundred dollars per cell per year for three years thence two hundred dollars per cell thereafter or the payment of the equivalent of cash in lieu prior to the Expiry Date, which is currently January 30, 2010.

INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The Copper Road I - VI claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Copper I - VI claim.

MINERALIZATION

The Copper Road I - VI claim mineralization is descried in the 1963 Minister of Mines Report as comprised of quartz and copper sulfides occurring in variable amounts within the shear zone (a tabular zone of rock which has been crushed due to "shearing" along a fault or zone of weakness). Historic production was obtained from two main mineralized "shoots" hosted by a shear zone indicated to have a width of up to nine metres and to extend for 1,400 metres along strike (the direction of a vein or rock formation measured on a level surface). Mineralization, although sparse in drill hole intersections testing an IP anomaly 1,000 feet distant, has been defined to a depth of 200 feet. Mineralization is comprised of quartz, calcite, bornite, chalcocite, chalcopyrite, native copper and malachite.

The complete text of the 1963 Minister of Mines Report can be found on the Ministry of Energy, Mines and Petroleum Resources' website at http://www.em.gov.bc.ca/dl/gsbpubs/annualreports/ar_1963.pdf.

EXPLORATION HISTORY

Previous exploration included diamond drilling and geophysical surveys from which estimates of mineral reserves were 115,000 tons copper and silver grading 2.8% Cu and 0.5oz Ag per ton by Anaconda by H. Wahl, P.Eng., (1983) and 60,000 tons of +2% copper subject to confirmation by drilling and underground exploration (Wahl, 1983). Metallurgical tests completed in 1998 indicated that a recovery of 91% of the copper could be achieved. It was stated that the good copper recovered by flotation suggests that an all-flotation procedure may be a viable process for recovery.

GEOLOGICAL ASSESSMENT REPORT: COPPER ROAD I - VI CLAIM

We commissioned Mr. Laurence Sookochoff to prepare a geological report on the Copper Road I - VI claim. Mr. Sookochoff holds bachelor if science degree in geology from the University of British Columbia and has practiced his profession as a geologist for over 38 years. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

CONCLUSIONS

Initial Report - June 13, 2005

Based on his review of the Copper Road I - VI claim, Mr. Sookochoff concludes that the Copper Road I - VI claim is located in a favorable geological environment for the occurrence of copper mineralization. Mr. Sookochoff recommends that we commence Phase II exploration program which consists of localized general magnetometer and soil surveys over the prime indicated anomalous zones.

Following the results of Phase II, further exploration pursuant to Phase III of our exploration plan would entail geological mapping and trenching and sampling of anomalous zones. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Phase IV would consist of drill testing anomalous or mineralized zones if warranted by the results of the preceding phases. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

Updated Report - July 17, 2006

Phase I of our exploration program consisted of trenching and sampling on the Copper Road property. The samples assayed significant values for copper. Based on the results of the Phase I exploration program, Mr. Sookochoff has suggested that we commence Phase II of our exploration program. The estimated cost of this work is U.S. $7,500. Further work will be dependent upon the results of the above recommended program.

PROPOSED BUDGET

Approximate costs for the recommended two phase program are as following:

Phase I
Compilation of previous exploration data; Analysis of the data, compilation map And investigate the anomalous areas along the shear zone that are indicated to contain mineralization

TOTAL PHASE I COSTS (actual):                          $ 6,300.00

Phase II
Localized general magnetometer and soil
Surveys over the prime indicated
anomalous zones

TOTAL PHASE II COSTS:                                  $ 6,300.00

Phase III
Detailed magnetometer and soil surveys.

TOTAL PHASE III COSTS:                                 $12,600.00

Phase IV
Test diamond drilling of the targets
delineated within the potential exploration sites.

TOTAL PHASE IV COSTS:                                  $29,400.00
                                                       ----------

GRAND TOTAL EXPLORATION COSTS:                         $54,600.00
                                                       ==========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;
     -    Dust generation will have to be minimal or otherwise re-mediated;
     - Dumping of material on the surface will have to be re-contoured and re-vegetated;
     - An assessment of all material to be left on the surface will need to be environmentally benign;
     -    Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
     - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                             DESCRIPTION OF PROPERTY

We do not possess any interest in real property. Our interest in the Copper Road I - VI mineral claim only provides us with the right to explore for and extract minerals from the property area.


                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. The name and address for the agent for service of process in Nevada is Robert C. Harris, 564 Wedge Lane, Fernley, NV 89408.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "WLFR.OB". However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 34 registered shareholders.

RULE 144 SHARES

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2. we are subject to the reporting requirements of the Exchange Act, which we are;
     3. we have filed all Exchange Act reports required for the past 12 months, which we have; and

     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 85,000, shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. McNeill. We do not pay him any amount for acting as director.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Auditors' Report;

2. Audited financial statements for the periods ended July 31, 2007 and 2008 including:

     a.   Balance Sheets;

     b.   Statements of Operations;

     c.   Statement of Stockholders' Equity (Deficiency);

     d.   Statements of Cash Flows; and

     e.   Notes to Financial Statements

3. Unaudited interim financial statements for the period ended April 30, 2009, including:

     a.   Balance Sheets;

     b.   Statements of Operations;

     c.   Statement of Stockholders' Equity (Deficiency);

     d.   Statements of Cash Flows; and

     e.   Notes to Financial Statements

                               PLAN OF OPERATIONS

From inception to date, we have completed the initial Phase I of exploration on the Copper Road I - VI claim, completed assaying samples taken from the property during Phase I field exploration and received an updated geological report from our professional consulting geologist for the Phase I exploration.

We have incurred sufficient property expenditures to satisfy the first year requirements of our Property Option Agreement.

Our plan of operation for the twelve months following the date of this annual report is to complete the recommended additional work recommended in our professional consulting geologist's June 13, 2005 report. We plan to raise additional funds so that we can commence the Phase II work program on the Copper Road I - VI claim in the spring of 2008. The program should take up to a one month to complete. Based on the results of the additional work program we will then undertake revised recommendations of our professional consulting geologist for Phases III & IV work programs during the fall of 2008. These programs will take approximately two months to complete. Although we have no current estimate of these revised phases of exploration we will need to incur a total of $600.00 before January 30, 2008 in order to maintain ownership of our property claims. The exploration work will be conducted by our trustee, Mr. Larry Sostad, who will be supervised by Mr. Laurance Sookochoff, our professional consulting geologist. They will each provide their services at standard market rates within the context of our exploration plan budget. Our agreements with each of Mr. Sostad and Mr. Sookochoff for their services are verbal.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

In addition to the exploration program costs, we estimate we will incur $5,000 in administrative costs for the year following the date of this annual report.

Total expenditures related to exploration, administration over the next 12 months are therefore expected to be approximately $12,500.

While we have enough funds for some of our anticipated administrative costs for the next year, we will require additional funding in order to cover Phase II and III exploration programs on the Copper Road I - VI claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

If we are successful in our exploration program and identify a mineral deposit on the Copper Road I - VI claim we will still have to spend substantial funds on further drilling and engineering studies to determine if the deposit is commercially viable.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH APRIL 30, 2009

We have not earned any revenues from our incorporation on February 22, 2005 to April 30, 2009. We do not anticipate earning revenues unless we enter into commercial production on the Copper Road I - VI claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $103,410 for the period from our inception on February 22, 2005 to April 30, 2009. These operating expenses were comprised of accounting and audit fees, mineral property costs, organization costs, regulatory fees and filings, donated management services, office rent, and office, bank charges and other sundries, net of interest income.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---

Graeme McNeill                   27


EXECUTIVE OFFICERS:

Name of Officer                  Age                           Office
---------------                  ---                           ------

Graeme McNeill                   27                  President, CEO, Secretary,
                                                     Treasurer and Director


BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.


Since January 2008, GRAEME MCNEILL has been employed as a sales executive with Taiga Forest Products in Calgary Alberta. Prior to that, he worked from January 2007 to January 2008 as a sales executive and inventory specialist for Weyerhaeuser Company in Calgary. Mr. McNeill holds a Bachelor of Commerce degree that he obtained at Royal Roads University in Calgary, Alberta in August of 2006.


TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.


                             EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended July 31, 2008 and for the nine-month period ended April 30, 2009.


                               ANNUAL COMPENSATION


                                                              Restricted
                                                      Other      Stock     Options/      LTIP       Other
Name         Title        Year     Salary    Bonus    Comp.     Awarded     SARs(#)    payouts($)   Comp
----         -----        ----     ------    -----    -----     -------     -------    ----------   ----
Graeme       Pres         2009       $0        0        0          0           0           0          0
McNeill      CEO &
             Dir

Chris        Former       2009       $0        0        0          0           0           0          0
Pater-       Pres         2008       $0        0        0          0           0           0          0
son          CEO &        2007       $0        0        0          0           0           0          0
             Dir


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                                   Amount of
Title of        Name and address                   beneficial           Percent
 Class         of beneficial owner                 ownership           of class
 -----         -------------------                 ---------           --------
COMMON         Graeme McNeill                      2,000,000             24.84%
STOCK          President, CEO
               Secretary and Treasurer
               Director
               647 - 1st Ave. N.E., Suite 213
               Calgary, Alberta

               Chris Paterson                      2,000,000             24.84%
               17365 S.W. 13th Street
               Pembroke Pines, Florida

COMMON         All officers and directors          2,000,000             24.84%
STOCK          as a group that consists of          shares
               one person

The percent of class is based on 8,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Our president, Mr. Graeme McNeill, provides management services and office premises to us free of charge. Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:


     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

     *    Our sole promoter, Graeme McNeill;

     *    Any member of the immediate family of any of the foregoing persons.


            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a property for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Wolf Resources, Inc.

I have audited the accompanying balance sheets of Wolf Resources, Inc. (the "Company") as of July 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended and for the period February 22, 2005 (inception) to July 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2008 and 2007 and the results of its operations and cash flows for the years then ended and for the period February 22, 2005 (inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            /s/ Michael T. Studer CPA P.C.
                                            ------------------------------------

Freeport, New York
October 29, 2008

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                           July 31,           July 31,
                                                                             2008               2007
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $    129           $    358
                                                                           --------           --------

TOTAL ASSETS                                                               $    129           $    358
                                                                           ========           ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                 $     --           $  2,247
  Due to related party (non-interest bearing, due on demand)                 23,341              5,000
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                    23,341              7,247
                                                                           --------           --------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $0.001 par value;
   Authorized 20,000,000 shares, issued and outstanding:
    0 and 0 shares, respectively                                                 --                 --
  Common stock, $0.001 par value;
   Authorized: 100,000,000 shares, issued and outstanding:
    8,500,000 and 8,500,000 shares, respectively                              8,500              8,500
  Additional paid-in capital                                                 52,200             43,800
  Deficit accumulated during the exploration stage                          (83,912)           (59,189)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (23,212)            (6,889)
                                                                           --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                    $    129           $    358
                                                                           ========           ========


See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                Period from
                                                                                             February 22, 2005
                                                      Year ended           Year ended     (Date of Inception) to
                                                       July 31,             July 31,             July 31,
                                                         2008                 2007                 2008
                                                      ----------           ----------           ----------
REVENUE                                               $       --           $       --           $       --
                                                      ----------           ----------           ----------
Total Revenue                                                 --                   --                   --
                                                      ==========           ==========           ==========
EXPENSES
  Mining property exploration costs                           --                   --                9,500
  Impairment of mining property acquisition costs             --                   --                3,500
  General and administrative                              24,723               17,714               70,912
                                                      ----------           ----------           ----------
Total Costs and Expenses                                  24,723               17,714               83,912
                                                      ----------           ----------           ----------

NET INCOME (LOSS)                                     $  (24,723)          $  (17,714)          $  (83,912)
                                                      ==========           ==========           ==========
NET LOSS PER SHARE
  Basic and diluted                                   $    (0.00)          $    (0.00)
                                                      ==========           ==========
NUMBER OF COMMON SHARES USED TO
COMPUTE LOSS PER SHARE
  Basic and Diluted                                    8,500,000            8,500,000
                                                      ==========           ==========


See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period February 22, 2005 (Inception) to July 31, 2008
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                   Deficit
                                           Common Stock, $0.001                     Common       Accumulated      Total
                                                Par Value          Additional       Stock        During the    Stockholders'
                                         ---------------------      Paid-in      Subscription    Development      Equity
                                         Shares         Amount      Capital         Unpaid          Stage      (Deficiency)
                                         ------         ------      -------         ------          -----      ------------
Common stock issued for cash
  -  March, 2005 at $0.001              2,000,000     $2,000        $    --        $     --      $      --       $  2,000
  -  June, 2005 at $0.001               3,500,000      3,500             --          (3,500)            --             --
  -  July, 2005 at $0.001                 500,000        500             --              --             --            500
  -  July, 2005 at $0.01                2,500,000      2,500         22,500              --             --         25,000
Donated services                               --         --          4,500              --             --          4,500
Net loss for the period February 22,
 2005 (inception) to July 31, 2005             --         --             --              --        (14,308)       (14,308)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2005                  8,500,000      8,500         27,000          (3,500)       (14,308)        17,692
Common stock subscriptions paid                --         --             --           3,500             --          3,500
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2006                                 --         --             --              --        (27,167)       (27,167)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2006                  8,500,000      8,500         35,400              --        (41,475)         2,425
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2007                                 --         --             --              --        (17,714)       (17,714)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2007                  8,500,000      8,500         43,800              --        (59,189)        (6,889)
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2008                                 --         --             --              --        (24,723)       (24,723)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2008                  8,500,000     $8,500        $52,200        $     --      $(83,912)       $(23,212)
                                       ==========     ======        =======        ========      =========       ========

See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                      Period from
                                                                                                    February 22, 2005
                                                                      Year Ended July 31,        (Date of Inception) to
                                                                  ---------------------------           July 31,
                                                                    2008               2007               2008
                                                                  --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(24,723)          $(17,714)          $(83,912)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used for) operating activities:
     Impairment of mining property acquisition costs                    --                 --              3,500
     Donated services                                                8,400              8,400             29,700
  Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                       (2,247)            (2,753)                --
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES               (18,570)           (12,067)           (50,712)
                                                                  --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of mining property                                        --                 --             (3,500)
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                    --                 --             (3,500)
                                                                  --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of common stock                                                 --                 --             31,000
  Due to related party                                              18,341              4,300             23,341
                                                                  --------           --------           --------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                18,341              4,300             54,341
                                                                  --------           --------           --------

INCREASE (DECREASE) IN CASH                                           (229)            (7,767)               129

CASH, BEGINNING OF PERIOD                                              358              8,125                 --
                                                                  --------           --------           --------

CASH, END OF PERIOD                                               $    129           $    358           $    129
                                                                  ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid                                                  $     --                 --                 --
                                                                  --------           --------           --------
   Income taxes paid                                              $     --           $     --           $     --
                                                                  --------           --------           --------


See notes to financial statements.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

Note 1. Organization and Business Operations

     Wolf Resources, Inc. (formerly Cantop Ventures, Inc.) (the "Company") was incorporated in the State of Nevada on February 22, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises". The Company's principal business is the acquisition and exploration of mineral resources.

     These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenue since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2008, the Company had cash of $129 and has had accumulated losses of $83,912 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

     a) Basis of Presentation

     The Company has been presented as an "Exploration Stage Company". These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year end is July 31.

     b) Use of Estimates

     The preparation of these financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to donated services and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

     c) Basic and Diluted Net Income (Loss) Per Share

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     d) Comprehensive Loss

     SFAS No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the period June 2, 2008 (inception) to July 31, 2008, the Company has had no other items (than net loss) that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     e) Cash and Cash Equivalents

     The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     f) Mineral Property Costs

     The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "WHETHER MINERAL RIGHTS ARE TANGIBLE OR INTANGIBLE ASSETS". The Company assesses the carrying costs for impairment under SFAS No. 144, "ACCOUNTING FOR IMPAIRMENT OR DISPOSAL OF LONG LIVED ASSETS" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

     g) Long-lived Assets

     In accordance with SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

     the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

     Recoverability  is assessed  based on the carrying  amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

     h) Asset Retirement Obligations

     The Company follows the provisions of SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.

     i) Financial Instruments

     The fair values of the Company's financial instruments, consisting of cash, accounts payable and accrued liabilities and due to related party, approximate their carrying values due to the immediate or short-term maturity of the financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency, or credit risks arising from its financial instruments.

     j) Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     k) Foreign Currency Translation

     The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "FOREIGN CURRENCY TRANSLATION", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

     l) Recent Accounting Pronouncements

     Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which have not yet been adopted by the Company. The impact on the Company's financial position and results of operations from adoption of these standards is not expected to be material.

Note 3.  Mineral Property

     Pursuant to a mineral property purchase agreement dated March 3, 2005, the Company acquired a 100% undivided right, title and interest in the Copper Road I -VI mineral claim, located approximately 2 kilometres East of Deep Water Bay, Quadra Island of British Columbia, Canada for $3,500. The Tenure Number ID is 526652, which expires January 30, 2009. The property is in the name of Larry Ralph W. Sostad held by him in trust for the Company.

     In June 2005, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $65,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2005, the Company provided a $3,500 reserve for impairment of the mining property acquisition costs.

Note 4. Related Party Transactions

     The president of the Company provides management services and office space to the Company at no cost. For the period February 22, 2005 (inception) to July 31, 2008, these services were valued at and expensed for a total of $29,700 ($4,500 in the period February 22, 2005 to July 31, 2005, $8,400 per year in the years ended July 31, 2006, 2007 and 2008), with the same amounts added to additional paid-in capital.

Note 5. Series A Preferred Stock

     On May 23, 2008, the Company certified the designation of 1,500,000 shares (of its 20,000,000 total authorized shares of preferred stock) as "Series A Preferred Stock". Each share of Series A Preferred Stock has a stated value and liquidation preference of $0.10, has no voting rights, is convertible at the option of the holder into 40 shares of the Company's common stock, and is entitled to noncumulative dividends when, if and as declared by the Board of Directors, at 6% of its par value per annum in preference to any dividends on the Company's common stock. In the event that dividends are declared on the common stock, each share of Series A Preferred stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock.

     On May 28, 2008, the Company filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission (the "SEC") to sell up to 1,500,000 shares of Series A Preferred Stock at a price of $0.10 per share or $150,000 total in a "best efforts" self-underwriting for a period of 180 days from the effective date of the Registration Statement. On July 28, 2008, the Registration Statement was declared effective by the SEC.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

Note 6. Common Stock

     During the period from February 22, 2005 (inception) to July 31, 2005 the Company sold a total of 8,500,000 shares of common stock to 40 individuals and received total cash proceeds of $31,000. 4,000,000 shares were sold to company officers and directors at a price of $0.001 per share. 2,000,000 shares were sold to other individuals at a price of $0.001 per share, and 2,500,000 shares were sold to other individuals at a price of $0.01 per share. On June 30, 2006, the Securities and Exchange Commission declared effective the Company's Registration Statement on Form SB-2 to register the 4,500,000 shares of common stock not owned by Company officers and directors.

     At July 31, 2008, there are no outstanding stock options or warrants.

Note 7. Income Taxes

     The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

                                                                 Period from
                                                               February 22, 2005
                                                                   (Date of
                                   Year Ended    Year Ended      Inception) to
                                    July 31,      July 31,         July 31,
                                      2008          2007             2008
                                    --------      --------         --------
Expected tax at 35%                 $ (8,653)     $ (6,200)        $(29,369)
Donated services                       2,940         2,940           10,395
Increase in valuation allowance        5,713         3,260           18,974
                                    --------      --------         --------
Income tax provision                $     --      $     --         $     --
                                    ========      ========         ========

     Significant components of the Company's deferred income tax assets are as follows:

                                                   July 31,         July 31,
                                                    2008             2007
                                                  --------         --------
Net operating loss carryforword                   $ 18,974         $ 13,261
Valuation allowance                                (18,974)         (13,261)
                                                  --------         --------
Net deferred tax assets                           $     --         $     --
                                                  ========         ========

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
July 31, 2008
--------------------------------------------------------------------------------

     Based  on  management's  present  assessment,   the  Company  has  not  yet
     determined it to be more likely than not that a deferred tax asset of $18,974 at July 31, 2008 attributable to the future utilization of the net operating loss carryforward of $54,212 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $54,212 net operating loss carryforward expires $ 9,808 in year 2025, $18,767 in year 2026, $9,314 in year 2027 and $16,323 in year 2028.

     Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 8. Subsequent Event

     On September 12, 2008, Christopher Paterson resigned as a Company director and sole officer and the board of directors appointed James Fitzsimons as a Company director and sole officer effective September 12, 2008.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Balance Sheets
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                          April 30,           July 31,
                                                                            2009                2008
                                                                          ---------           ---------
                                                                         (Unaudited)          (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                    $   1,160           $     129
                                                                          ---------           ---------

TOTAL ASSETS                                                              $   1,160           $     129
                                                                          =========           =========

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                $   1,539           $      --
  Due to related party (Non-interest bearing, due on demand)                 36,031              23,341
                                                                          ---------           ---------

TOTAL CURRENT LIABILITIES                                                    37,570              23,341
                                                                          ---------           ---------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock, $0.001 par value;
   Authorized 20,000,000 shares,
   Issued and outstanding:
   0 and 0 shares, respectively                                                  --                  --
  Common stock, $0.001 par value;
   Authorized: 100,000,000 shares,
   Issued and outstanding:
   8,500,000 and 8,500,000 shares, respectively                               8,500               8,500
  Additional paid-in capital                                                 58,500              52,200
  Deficit accumulated during the exploration stage                         (103,410)            (83,912)
                                                                          ---------           ---------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (36,410)            (23,212)
                                                                          ---------           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                   $   1,160           $     129
                                                                          =========           =========


See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                       Cumulative during the
                                                 Three months ended            Nine months ended        exploration stage
                                                      April 30,                    April 30,           (February 22, 2005 to
                                              -------------------------     ------------------------         April 30,
                                                 2009           2008           2009          2008              2009)
                                              ----------     ----------     ----------    ----------        ----------
REVENUE                                       $       --     $       --     $       --    $       --        $       --
                                              ----------     ----------     ----------    ----------        ----------
Total Revenue                                         --             --             --            --                --
                                              ==========     ==========     ==========    ==========        ==========
EXPENSES
  Mining property exploration costs                   --             --             --            --             9,500
  Impairment of mining property acquisition
   costs                                              --             --             --            --             3,500
  General and administrative                       5,098          4,571         19,498        18,066            90,410
                                              ----------     ----------     ----------    ----------        ----------
Total Costs and Expenses                           5,098          4,571         19,498        18,066           103,410
                                              ----------     ----------     ----------    ----------        ----------

NET INCOME (LOSS)                             $   (5,098)    $   (4,571)    $  (19,498)   $  (18,066)       $ (103,410)
                                              ==========     ==========     ==========    ==========        ==========

NET LOSS PER SHARE
  Basic and diluted                           $    (0.00)    $    (0.00)    $    (0.00)   $    (0.00)
                                              ==========     ==========     ==========    ==========
NUMBER OF COMMON SHARES USED TO
COMPUTE LOSS PER SHARE
  Basic and Diluted                            8,500,000      8,500,000      8,500,000     8,500,000
                                              ==========     ==========     ==========    ==========


See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period February 22, 2005 (Inception) to April 30, 2009
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                   Deficit
                                           Common Stock, $0.001                     Common       Accumulated      Total
                                                Par Value          Additional       Stock        During the    Stockholders'
                                         ---------------------      Paid-in      Subscription    Exploration      Equity
                                         Shares         Amount      Capital         Unpaid          Stage      (Deficiency)
                                         ------         ------      -------         ------          -----      ------------
Common stock issued for cash
  -  March, 2005 at $0.001              2,000,000     $2,000        $    --        $     --      $      --       $  2,000
  -  June, 2005 at $0.001               3,500,000      3,500             --          (3,500)            --             --
  -  July, 2005 at $0.001                 500,000        500             --              --             --            500
  -  July, 2005 at $0.01                2,500,000      2,500         22,500              --             --         25,000
Donated services                               --         --          4,500              --             --          4,500
Net loss for the period February 22,
 2005 (inception) to July 31, 2005             --         --             --              --        (14,308)       (14,308)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2005                  8,500,000      8,500         27,000          (3,500)       (14,308)        17,692
Common stock subscriptions paid                --         --             --           3,500             --          3,500
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2006                                 --         --             --              --        (27,167)       (27,167)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2006                  8,500,000      8,500         35,400              --        (41,475)         2,425
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2007                                 --         --             --              --        (17,714)       (17,714)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2007                  8,500,000      8,500         43,800              --        (59,189)        (6,889)
Donated services                               --         --          8,400              --             --          8,400
Net loss for the year ended
 July 31, 2008                                 --         --             --              --        (24,723)       (24,723)
                                       ----------     ------        -------        --------      ---------       --------
Balance, July 31, 2008                  8,500,000      8,500         52,200              --       (83,912)        (23,212)
Unaudited:
Donated services                               --         --          2,100              --            --           2,100
Net loss for the three months
 ended October 31, 2008                        --         --             --              --        (10,109)       (10,109)
                                       ----------     ------        -------        --------      ---------       --------
Balance, October 31, 2008               8,500,000      8,500         54,300              --        (94,021)       (31,221)
Unaudited:
Donated services                               --         --          2,100              --             --          2,100
Net loss for the three months
 ended January 31, 2009                        --         --             --              --         (4,291)        (4,291)
                                       ----------     ------        -------        --------      ---------       --------
Balance, January 31, 2009               8,500,000      8,500         56,400              --        (98,312)       (33,412)

Unaudited:
Donated services                               --         --          2,100              --             --          2,100
Net loss for the three months
 ended April 30, 2009                          --         --             --              --         (5,098)        (5,098)
                                       ----------     ------        -------        --------      ---------       --------
Balance, April 30, 2009                 8,500,000     $8,500        $58,500        $     --      $(103,410)      $(36,410)
                                       ==========     ======        =======        ========      =========       ========

See notes to financial statements.

Wolf Resources, Inc. (formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                 Cumulative during the
                                                                       Nine months ended           exploration stage
                                                                           April 30,             (February 22, 2005 to
                                                                  --------------------------           April 30,
                                                                     2009            2008                2009)
                                                                  ---------        ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $ (19,498)       $ (18,066)          $(103,410)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used for) operating activities:
     Impairment of mining property acquisition costs                     --               --               3,500
     Donated services                                                 6,300            6,300              36,000
  Changes in operating assets and liabilities:
     Accounts payable and accrued liabilities                         1,539           (2,247)              1,539
                                                                  ---------        ---------           ---------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                (11,659)         (14,013)            (62,371)
                                                                  ---------        ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of mining property                                         --               --              (3,500)
                                                                  ---------        ---------           ---------
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES                     --               --              (3,500)
                                                                  ---------        ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sales of common stock                                                  --               --              31,000
  Due to related party                                               12,690           14,166              36,031
                                                                  ---------        ---------           ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                 12,690           14,166              67,031
                                                                  ---------        ---------           ---------
INCREASE (DECREASE) IN CASH                                           1,031              153               1,160

CASH, BEGINNING OF PERIOD                                               129              358                  --
                                                                  ---------        ---------           ---------

CASH, END OF PERIOD                                               $   1,160        $     511           $   1,160
                                                                  =========        =========           =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                   $      --        $      --           $      --
                                                                  ---------        ---------           ---------
  Income taxes paid                                               $      --        $      --           $      --
                                                                  ---------        ---------           ---------


See notes to financial statements.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

Note 1 Interim Financial Statements

     The unaudited financial statements as of April 30, 2009 and for the three and nine months ended April 30, 2009 and 2008 and for the period February 22, 2005 (inception) to April 30, 2009 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of April 30, 2009 and the results of operations and cash flows for the periods ended April 30, 2009 and 2008. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the nine month period ended April 30, 2009 is not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending July 31, 2009. The balance sheet at July 31, 2008 has been derived from the audited financial statements at that date.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended July 31, 2008 as included in our report on Form 10-K.

Note 2 Organization and Business Operations

     Wolf Resources, Inc. (formerly Cantop Ventures, Inc.) (the "Company") was incorporated in the State of Nevada on February 22, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property, and upon future profitable production or proceeds from the sale thereof.

Note 3 Mineral Property

     Pursuant to a mineral property purchase agreement dated March 3, 2005, the Company acquired a 100% undivided right, title and interest in the Copper Road I -VI mineral claim, located approximately 2 kilometres East of Deep Water Bay, Quadra Island of British Columbia, Canada for $3,500. The Tenure Number ID is 526652, which expires January 30, 2010. The property is in the name of Larry Ralph W. Sostad held by him in trust for the Company.

     In June 2005, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $65,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2005, the Company provided a $3,500 reserve for impairment of the mining property acquisition costs.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

Note 4 Related Party Transactions

     The president of the Company provides management services and office space to the Company at no cost. For the period February 22, 2005 (inception) to April 30, 2009, these services were valued at and expensed for a total of $36,000 ($4,500 in the period February 22, 2005 to July 31, 2005, $8,400 per year in the years ended July 31, 2006, 2007 and 2008 and $6,300 for the nine months ended April 30, 2009), with the same amounts added to additional paid-in capital.

     The $36,031 and $23,341 amounts due to related party at April 30, 2009 and July 31, 2008, respectively, are due a significant stockholder of the Company, are non-interest bearing, and are due on demand.

Note 5 Series A Preferred Stock

     On May 23, 2008, the Company certified the designation of 1,500,000 shares (of its 20,000,000 total authorized shares of preferred stock) as "Series A Preferred Stock". Each share of Series A Preferred Stock has a stated value and liquidation preference of $0.10, has no voting rights, is convertible at the option of the holder into 40 shares of the Company's common stock, and is entitled to noncumulative dividends when, if and as declared by the Board of Directors, at 6% of its par value per annum in preference to any dividends on the Company's common stock. In the event that dividends are declared on the common stock, each share of Series A Preferred stock is entitled to receive a dividend equal to 40 times the dividend per share of common stock.

     On May 28, 2008, the Company filed a Registration Statement on Form S-1 with the United States Securities and Exchange Commission (the "SEC") to sell up to 1,500,000 shares of Series A Preferred Stock at a price of $0.10 per share or $150,000 total in a "best efforts" self-underwriting for a period of 180 days from the effective date of the Registration Statement. On July 28, 2008, the Registration Statement was declared effective by the SEC. On January 24, 2009, the offering was terminated; no shares were sold.

Note 6 Common Stock

     During the period from February 22, 2005 (inception) to July 31, 2005, the Company sold a total of 8,500,000 shares of common stock to 40 individuals and received total cash proceeds of $31,000. 4,000,000 shares were sold to Company officers and directors at a price of $0.001 per share. 2,000,000 shares were sold to other individuals at a price of $0.001 per share, and 2,500,000 shares were sold to other individuals at a price of $0.01 per share. On June 30, 2006, the Securities and Exchange Commission declared effective the

     Company's Registration Statement on Form SB-2 to register the 4,500,000 shares of common stock not owned by Company officers and directors.

     At April 30, 2009, there are no outstanding stock options or warrants.

Wolf Resources, Inc. (Formerly Cantop Ventures, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements
April 30, 2009
(Unaudited)
--------------------------------------------------------------------------------

Note 7 Income Taxes

     The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

                                                                                       Period from
                                                                                     February 22, 2005
                                                 Three months        Nine months         (Date of
                                                    ended              ended           Inception) to
                                                   April 30,          April 30,          April 30,
                                                     2009               2009               2009
                                                   --------           --------           --------
          Expected tax at 35%                      $ (1,784)          $ (6,824)          $(36,194)
          Donated services                              735              2,205             12,600
          Increase in valuation allowance             1,049              4,619             23,594
                                                   --------           --------           --------
          Income tax provision                     $     --           $     --           $     --
                                                   ========           ========           ========

     Significant components of the Company's deferred income tax assets are as follows:

                                                   April 30,           July 31,
                                                     2009               2008
                                                   --------           --------
          Net operating loss carryforword          $ 23,594           $ 18,974
          Valuation allowance                       (23,594)           (18,974)
                                                   --------           --------

          Net deferred tax assets                  $     --           $     --
                                                   ========           ========

     Based  on  management's  present  assessment,   the  Company  has  not  yet
     determined it to be more likely than not that a deferred tax asset of $23,594 at April 30, 2009 attributable to the future utilization of the net operating loss carryforward of $67,410 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $67,410 net operating loss carryforward expires $ 9,808 in year 2025, $18,767 in year 2026, $9,314 in year 2027 ,$16,323 in year 2028 and $13,198 in year 2029.

     Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision - making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                                    EXHIBITS

          Exhibit
          Number              Description
          ------              -----------
           3.1 *     Articles of Incorporation
           3.2 *     Bylaws
           5.1 *     Legal opinion regarding tradability of stock to be provided prior to the effective date
          10.1 *     Mineral Property Purchase Agreement dated March 3, 2005
          10.2 *     Mineral Claim Title letter
          10.3 *     Agreement to Extend Purchase and Sale Agreement
          10.4 *     Updated Mineral Claim Title letter
          23.1 *     Consent of Moen and Company, Chartered Accountants
          23.2       Updated Consent of Michael T. Studer, CPA P.C.
          99.1 *     Wahl Report (1983)
          99.2 *     Evaluation Report on the Copper Road I-IV Mineral Claim

----------
* Previously filed

                                  UNDERTAKINGS

Item 28 UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     iii. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada on June 4, 2009.

                                         WOLF RESOURCES, INC.


                                         By: /s/ Graeme McNeill
                                            ------------------------------------
                                            Graeme McNeill
                                            President, Chief Executive Officer,
                                            Secretary, Treasurer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE                       CAPACITY IN WHICH SIGNED              DATE
---------                       ------------------------              ----


/s/ Graeme McNeill              President, CEO                    June 4, 2009
---------------------------     Secretary, Treasurer,
Graeme McNeill                  Principal Accounting
                                Officer, Principal Financial
                                Officer and Director